Exhibit 10.2
INDEMNIFICATION AGREEMENT
HAMILTON INSURANCE GROUP, LTD.
This Indemnification Agreement (this “Agreement”), made and entered into as of ________________, 2023, by and between Hamilton Insurance Group, Ltd., a Bermuda exempted company limited by shares (the “Company”), and [Peter Koffler] [Director/Officer] (“Indemnitee”).
W I T N E S S E T H:
WHEREAS, highly competent persons who serve large, multinational corporations as directors or officers expect to be provided with adequate protection through insurance and/or adequate indemnification against risks of claims and actions against them arising out of their service to and activities on behalf of the corporation.
WHEREAS, the board of directors of the Company (the “Board”) has determined that, in order to attract and retain qualified individuals, as directors of the Company will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and its subsidiaries from certain liabilities.
WHEREAS, the Amended and Restated Bye-Laws of the Company (the “Bye-Laws”) provide that the Company shall indemnify directors and officers of the Company in the manner set forth therein and to the fullest extent permitted by applicable law.
WHEREAS, this Agreement is a supplement to and in furtherance of the Bye-Laws, insurance and any resolutions adopted pursuant thereto and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.
WHEREAS, the protection available under the Company’s Bye-Laws and insurance may not be adequate in the present circumstances, and Indemnitee may not be willing to serve as an officer or director of the Company without adequate protection, and the Company desires Indemnitee to serve in such capacity. Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that he or she be so indemnified.
[WHEREAS, the Indemnitee has resigned as a director of the Company prior to the date hereof; however, the Company wishes to indemnify the Indemnitee in consideration of his past service to the Company on the terms and conditions set forth herein.]

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:
ARTICLE 1
CERTAIN DEFINITIONS
Section 1.01. As used in this Agreement:
(a)    “Beneficial Owner” has the meaning given to the term “beneficial owner” in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
(b)    “Change of Control” shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:
(i)    Acquisition of Shares by Third Party. Any Person (as defined below), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the Beneficial Owner (as defined above), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities, unless the change in relative Beneficial Ownership of the Company’s securities by any Person results solely from a reduction in the aggregate number of outstanding securities entitled to vote generally in the election of directors;
(ii)    Change in Board of Directors. During any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in Section 1.01(b)(i), Section 1.01(b)(iii) or Section 1.01(b)(iv) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the members of the Board;
(iii)    Corporate Transactions. The effective date of a merger, amalgamation or consolidation of the Company with any other entity, other than a merger, amalgamation or consolidation that would result in the voting securities of the Company outstanding immediately prior to such merger, amalgamation or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger, amalgamation or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving entity; and

(iv)    Liquidation. The approval by the shareholders of the Company of a complete liquidation of the Company or an agreement or series of agreements for the sale or disposition by the Company of all or substantially all of the Company’s assets, or, if such approval is not required, the decision by the Board to proceed with such a liquidation, sale, or disposition in one transaction or a series of related transactions.
(c)    “Corporate Status” means the status of a person who is or was a director, officer, trustee, general partner, managing member, fiduciary, board of directors’ committee member, employee or agent of the Company or any direct or indirect subsidiary of the Company, or of any other enterprise.
(d)    “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.
(e)    “Expenses” means any and all direct and indirect costs (including attorneys’ fees, retainers, court costs, transcripts, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses) actually and reasonably incurred in connection with (i) prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness, interviewee or deponent in, or otherwise participating in, a Proceeding or (ii) establishing or enforcing a right to indemnification under this Agreement, the Bye-Laws, applicable law or otherwise. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding and any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, including without limitation the premium, security for, and other costs relating to any cost bond, supersede as bond, or other appeal bond or its equivalent. For the avoidance of doubt, Expenses, however, shall not include any Liabilities.
(f)    “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporate law and neither currently is, nor in the five (5) years previous to its selection or appointment has been, retained to represent (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement or of other indemnitees under similar indemnification agreements) or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Company agrees to pay the reasonable fees and disbursements of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.
(g)    “Liabilities” means any losses or liabilities, including any judgments, fines, penalties and amounts paid in settlement, arising out of or in connection with any Proceeding (including all interest, assessments and other charges paid or payable in connection with or in respect of any such judgments, fines, penalties or amounts paid in settlement).

(h)    “Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity and includes the meaning set forth in Sections 13(d) and 14(d) of the Exchange Act.
(i)    “Proceeding” means any threatened, pending or completed action, derivative action, suit, claim, counterclaim, cross claim, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether civil (including intentional and unintentional tort claims), criminal, administrative, arbitral or investigative, including any appeal therefrom, whether instituted by or on behalf of the Company or any other party, and whether made pursuant to federal, state or other law, or any inquiry, hearing or investigation that Indemnitee in good faith believes might lead to the institution of any such action, suit or other proceeding hereinabove listed in which Indemnitee was, is or will be involved as a party, potential party, non-party witness, deponent or interviewee or otherwise by reason of any Corporate Status of Indemnitee, or by reason of any action taken (or failure to act) by him or her or of any action (or failure to act) on his or her part while serving in any Corporate Status.
Section 1.02. For the purposes of this Agreement:
(a)    References to “Company” shall include, in addition to the resulting, continuing or surviving company, any constituent company (including any constituent of a constituent) absorbed in a consolidation, amalgamation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that if Indemnitee is or was a director, officer, employee, or agent of such constituent company or is or was serving at the request of such constituent company as a director, officer, employee, or agent of another company, partnership, joint venture, trust or other enterprise, then Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving company as Indemnitee would have with respect to such constituent company if its separate existence had continued.
(b)    Reference to “other enterprise” shall include employee benefit plans; references to “fines” shall include any excise tax assessed with respect to any employee benefit plan; references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company or other enterprise which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.
(c)    Reference to “including” shall mean “including, without limitation,” regardless of whether the words “without limitation” actually appear, references to the words “herein,” “hereof’ and “hereunder” and other words of similar import shall refer to this Agreement as a whole and not to any particular paragraph, subparagraph, section, subsection or other subdivision.

ARTICLE 2
SERVICES BY INDEMNITEE
Section 2.01. Services By Indemnitee. [Indemnitee previously agreed to serve as a director of the Company, for so long as Indemnitee was duly appointed or until Indemnitee tendered his or her resignation or is no longer serving in such capacity.] [Indemnitee hereby agrees to serve or continue to serve[, at the will of the Company,] as a director of the Company, for so long as Indemnitee is duly elected or appointed or until Indemnitee tenders his or her resignation or is no longer serving in such capacity.] This Agreement shall not be deemed an employment agreement between the Company (or any of its subsidiaries) and Indemnitee. Indemnitee specifically acknowledges that such service to the Company or any of its subsidiaries is at will and the Indemnitee may be discharged at any time for any reason, with or without cause, except as may be otherwise provided in any written agreement between Indemnitee and the Company (or any of its subsidiaries), other applicable formal severance policies duly adopted by the Board or, with respect to service as a director or officer of the Company, by the Company’s Bye-Laws or the laws of Bermuda.
ARTICLE 3
INDEMNIFICATION
Section 3.01. General. Subject to Section 3.04, the Company hereby agrees to and shall indemnify Indemnitee and hold Indemnitee harmless from and against any and all Expenses and Liabilities to the fullest extent permitted by applicable law. The Company’s indemnification obligations set forth in this Section 3.01 shall apply (i) in respect of Indemnitee’s past, present and future service in any Corporate Status and (ii) regardless of whether Indemnitee is serving in any Corporate Status at the time any such Expense or Liability is incurred.
For purposes of this Agreement, the meaning of the phrase “to the fullest extent permitted by applicable law” shall include, but not be limited to:
(i)    to the fullest extent permitted by any provision of the Companies Act 1981 of Bermuda, as amended (the “Companies Act”), or the corresponding provision of any successor statute, and
(ii)    to the fullest extent authorized or permitted by any amendments to or replacements of the Companies Act adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its officers and directors.
In furtherance of the foregoing indemnification, and without limiting the generality thereof:
(a)    Proceedings other than Proceedings by or in the Right of the Company. Subject to Section 3.04, the Indemnitee shall be entitled to the rights of indemnification provided in this Section 3.01(a) if, by reason of Indemnitee’s Corporate Status, Indemnitee is, or is threatened to be made, a party to or participant in, or otherwise becomes involved in, any Proceeding (as hereinafter defined) other than a Proceeding by or in the right of the Company. Pursuant to this

Section 3.01(a), Indemnitee shall be indemnified against all Expenses and Liabilities actually and reasonably incurred by Indemnitee, or on Indemnitee’s behalf, in connection with such Proceeding or any claim, issue or matter therein, unless it is finally determined by a court of competent jurisdiction that Indemnitee did not act in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal Proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful.
(b)    Proceedings by or in the Right of the Company. Subject to Section 3.04, the Indemnitee shall be entitled to the rights of indemnification provided in this Section 3.01(b) if, by reason of Indemnitee’s Corporate Status, Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding brought by or in the right of the Company. Pursuant to this Section 3.01(b), Indemnitee shall be indemnified against all Expenses and Liabilities actually and reasonably incurred by Indemnitee, or on Indemnitee’s behalf, in connection with such Proceeding unless it is finally determined by a court of competent jurisdiction that Indemnitee did not act in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; provided, however, if applicable law so provides, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been finally adjudged by a court of competent jurisdiction to be liable to the Company unless and only to the extent that the court in which the Proceeding was brought shall determine that Indemnitee is fairly and reasonably entitled to indemnification.
(c)    Witness Expenses. Subject to Section 3.04, to the extent that Indemnitee is, by reason of his or her Corporate Status, a witness, deponent or interviewee in any Proceeding to which Indemnitee is not a party, he or she shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee or on his or her behalf in connection therewith.
(d)    Expenses as a Party Where Wholly or Partly Successful. Subject to Section 3.04, without limiting the other provisions of this Section 3.01 and Section 3.02, to the fullest extent permitted by applicable law, to the extent that Indemnitee is a party to (or a participant in) and is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, including dismissal without prejudice, in whole or in part, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or her in connection therewith. If Indemnitee is not wholly successful in such Proceeding, but is successful, on the merits or otherwise, as to one (1) or more but less than all claims, issues or matters in such Proceeding, the Company shall, to the fullest extent permitted by applicable law, indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on his or her behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter. If a reasonably competent counsel engaged to defend solely the successfully resolved claim, issue or matter actually and reasonably incurred an item of Expenses in defending the successfully resolved claim, issue or matter then such item of Expenses shall be covered by the Company in accordance with the provisions of this Section

3.01(d) irrespective of whether the item also benefited the defense of an unsuccessfully resolved claim, issue or matter.
(e)    Indemnification of Principal Shareholder. If (i) Indemnitee is or was affiliated with one or more Shareholders (as such term is defined in the Company’s Shareholders Agreement dated _______________, 2023) (a “Principal Shareholder”), (ii) the Principal Shareholder is, or is threatened to be made, a party to or a participant in any Proceeding, and (iii) the Principal Shareholder’s involvement in the Proceeding relates to the Indemnitee’s Corporate Status, the Principal Shareholder will be entitled to indemnification hereunder for Expenses to the same extent as Indemnitee and advancement of Expenses shall apply to any such indemnification of Principal Shareholder. The Company and Indemnitee agree that each Principal Shareholder is an express third party beneficiary of the terms of this Section 3.01(e).
Section 3.02. Additional Indemnity. In addition to, and without regard to any limitations on, the indemnification provided for in Section 3.01 of this Agreement, subject to Section 3.04, the Company shall and hereby does, to the fullest extent permitted by applicable law (including but not limited to, the Companies Act and any amendments to or replacements of the Companies Act adopted after the date of this Agreement that expand the Company’s ability to indemnify its officers and directors), indemnify and hold harmless Indemnitee against all Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf if, by reason of Indemnitee’s Corporate Status, Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding (including a Proceeding by or in the right of the Company). The only limitation that shall exist upon the Company’s obligations pursuant to this Agreement, other than those set forth in Section 3.03 hereof, shall be that the Company shall not be obligated to make any payment to Indemnitee that is finally determined (under the procedures, and subject to the presumptions, set forth in Articles 5 and 6 hereof) to be unlawful.
Section 3.03. Exclusions. Notwithstanding any provision of this Agreement and unless Indemnitee ultimately is successful on the merits with respect to any such claim, the Company shall not be obligated under this Agreement to: (i) make any indemnity in connection with any Proceeding (or any part of any Proceeding), except as otherwise provided in Section 6.01(e), prior to a Change of Control, initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless (A) the Company has joined in or the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation, (B) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law, or (C) the Proceeding is one to enforce Indemnitee’s rights under this Agreement, (ii) indemnify Indemnitee if a final non-appealable decision by a court of competent jurisdiction determines that such indemnification is prohibited by applicable law, (iii) indemnify or advance funds to Indemnitee for Indemnitee’s reimbursement to the Company of any bonus or other incentive-based or equity- based compensation previously received by Indemnitee or payment of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements under Section 304 of the Sarbanes-Oxley Act of 2002 in connection with an accounting restatement of the Company or the payment to the Company of profits arising from the purchase or sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act of 2002), (iv) to the extent necessary to avoid double-recovery, make any indemnity or advancement of expenses for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision (provided, that the foregoing Section 3.03(iv) shall not affect the rights of Indemnitee or the Principal Shareholder Indemnitor, as applicable (as defined below) set forth in Section 6.01(e)), or (v) make any indemnity or advancement of expenses in connection with any reimbursement of the Company by Indemnitee of any compensation pursuant to any compensation recoupment or clawback policy adopted by the Board or the compensation committee of the Board.
Section 3.04. Limitation on Indemnification. Notwithstanding any other terms of this Agreement, nothing herein shall indemnify the Indemnitee against, or exempt the Indemnitee from, any liability in respect of such Indemnitee’s fraud or dishonesty, as finally determined by a court of competent jurisdiction.
ARTICLE 4
ADVANCEMENT OF EXPENSES; DEFENSE OF CLAIMS
Section 4.01. Advances. Subject to Section 3.04, the Company shall (i) advance all Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding (or part of any Proceeding) not initiated by the Indemnitee or any Proceeding initiated by Indemnitee with the prior approval of the Board (as provided in Section 3.03(i)) or by reason of Indemnitee’s Corporate Status within twenty (20) days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, and, if requested by Indemnitee, (ii) reimburse Indemnitee for such Expenses, in each case, within twenty (20) days after the receipt by the Company of each statement requesting such advance from time to time, whether prior to or after final disposition of any Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee or anticipated to be incurred by Indemnitee. Advances shall be unsecured and interest free; provided, Indemnitee shall not be required to provide any documentation or information to the extent that the provision thereof would undermine or otherwise jeopardize attorney-client privilege. Advances shall be made without regard to Indemnitee’s ability to repay such amounts and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. Advances shall include any and all reasonable Expenses incurred pursuing an action to enforce this right of advancement or Indemnitee’s other rights hereunder, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed.
Section 4.02. Repayment of Advances or Other Expenses. Indemnitee agrees that Indemnitee shall reimburse the Company for all Expenses advanced by the Company pursuant to Section 4.01 in the event and only to the extent that it shall be determined by final judgment or other final adjudication by a court of competent jurisdiction under the provisions of any applicable law (as to which all rights of appeal therefrom have been exhausted or lapsed) that Indemnitee is not entitled to be indemnified by the Company for such Expenses.

Section 4.03. Defense of Claims. With respect to any Proceeding as to which Indemnitee notifies the Company of the commencement thereof, the Company will be entitled to participate in the Proceeding at its own expense and except as otherwise provided below, to the extent the Company so wishes, it may assume the defense thereof. After notice from the Company to Indemnitee of its election to assume the defense of any Proceeding, approval by Indemnitee (which approval shall not be unreasonably withheld, conditioned or delayed) of counsel designated by the Company and the retention of such counsel by the Company, the Company shall not be liable to Indemnitee under this Agreement or otherwise for any Expenses subsequently incurred by Indemnitee in connection with the defense of such Proceeding. Indemnitee shall have the right to employ legal counsel in such Proceeding, but any Expenses subsequently incurred by Indemnitee in connection with the defense of such Proceeding shall be at Indemnitee’s expense unless: (i) the employment of legal counsel by Indemnitee has been authorized by the Company, (ii) Indemnitee has reasonably determined that there may be a conflict of interest between Indemnitee and the Company in the defense of the Proceeding, (iii) after a Change in Control, Indemnitee’s employment of its own counsel has been approved by the Independent Counsel or (iv) the Company shall not within thirty (30) days in fact have employed counsel to assume the defense of such Proceeding, in each of which cases all Expenses related to such separate counsel in connection with the Proceeding shall be borne by the Company. In the event separate counsel is retained by an Indemnitee pursuant to this Section 4.03, the Company shall cooperate with Indemnitee with respect to the defense of the Proceeding, including making documents, witnesses and other reasonable information related to the defense available to Indemnitee and such separate counsel pursuant to joint-defense agreements or confidentiality agreements, as appropriate. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which Indemnitee shall have made the determination provided for in (ii), (iii) or (iv) above.
ARTICLE 5
PROCEDURES FOR NOTIFICATION OF AND DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION
Section 5.01. Notification; Request For Indemnification.
(a)    As soon as reasonably practicable after receipt by Indemnitee of written notice that he or she is a party to or a participant (as a witness or otherwise) in any Proceeding or of any other matter in respect of which Indemnitee may seek indemnification or advancement of Expenses hereunder, Indemnitee shall provide to the Company written notice thereof, including the nature of and the facts underlying the Proceeding. The omission by Indemnitee to so notify the Company will not relieve the Company from any liability which it may have to Indemnitee hereunder or otherwise unless, and to the extent that, such failure actually and materially prejudices the interests of the Company.
(b)    To obtain indemnification under this Agreement, Indemnitee shall deliver to the Company a written request for indemnification, including therewith such information as is reasonably available to Indemnitee and reasonably necessary to determine Indemnitee’s entitlement to indemnification hereunder. An officer of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification. Notwithstanding the foregoing, any failure of Indemnitee to provide such a request to the Company, or to provide such a request in a timely fashion, shall not relieve the Company of any liability that it may have to Indemnitee unless, and to the extent that, such failure actually and materially prejudices the interests of the Company. Indemnitee’s entitlement to indemnification shall be determined according to Section 5.02 of this Agreement and applicable law.
Section 5.02. Determination of Entitlement.
(a)    Where there has been a written request by Indemnitee for indemnification pursuant to Section 5.01(b), then as soon as is reasonably practicable (but in any event not later than the period referred to in Section 5.03(b)), a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made in the specific case: (i) at the election of the Board, if a Change of Control shall not have occurred, (A) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (B) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum of the Board or (C) if there are no such Disinterested Directors or, if such Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee; or (ii) if a Change of Control shall have occurred, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee. If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall reasonably cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys’ fees and disbursements) actually and reasonably incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification).
(b)    If entitlement to indemnification is to be determined by Independent Counsel pursuant to Section 5.02(a)(ii), such Independent Counsel shall be selected by Indemnitee (unless the Indemnitee shall request that such selection be made by the Board), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. If entitlement to indemnification is to be determined by Independent Counsel pursuant to Section 5.02(a)(i)(C) (or if Indemnitee requests that such selection be made by the Board), such Independent Counsel shall be selected by the Board in which case the Company shall give written notice to Indemnitee advising him or her of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Company, as the case may be, may, within ten (10) days after such written notice of selection shall have been received, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Article 1 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction has determined that such objection is without merit. If, within twenty (20) days after the later of submission by Indemnitee of a written request for indemnification pursuant to Section 5.01(b) hereof and the final disposition of the Proceeding, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition a court of competent jurisdiction for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 5.02(a) hereof. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 6.01(a) of this Agreement, the Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).
(c)    The Company agrees to pay the reasonable fees and expenses of any Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 5.02 hereof, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 5.02, regardless of the manner in which such Independent Counsel was selected or appointed.
Section 5.03. Presumptions and Burdens of Proof; Effect of Certain Proceedings.
(a)    In making any determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall, to the fullest extent not prohibited by law, presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 5.01(b) of this Agreement, and the Company shall, to the fullest extent not prohibited by law, have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption. Neither the failure of any person, persons or entity to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by any person, persons or entity that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.
(b)    If the person, persons or entity empowered or selected under Section 5.02 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within the thirty (30) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall, to the fullest extent not prohibited by law, be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 30-day period may be extended for a reasonable time, not to exceed an additional fifteen (15) days, if the person, persons or entity making such determination with respect to entitlement to indemnification in good faith requires such additional time to obtain or evaluate documentation and/or information relating thereto.
(c)    The Company acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that any action, claim or proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such action, claim or proceeding with or without payment of money or other consideration) it shall be presumed that Indemnitee has been successful on the merits or otherwise in such action, suit or proceeding. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.
(d)    The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his or her conduct was unlawful.
(e)    For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company if Indemnitee’s action is in good faith reliance on the records or books of account of the Company (or any of its subsidiaries), including financial statements, or on information supplied to Indemnitee by the officers of the Company (or any of its subsidiaries) in the course of their duties, or on the advice of legal counsel for the Company (or any of its subsidiaries) or on information or records given or reports made to the Company (or any of its subsidiaries) by an independent certified public accountant or by an appraiser or other expert selected by the Company (or any of its subsidiaries). Whether or not the foregoing provisions of this 5.03(e) are satisfied, it shall in any event be presumed that Indemnitee has at all times acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence. The provisions of this Section 5.03(e) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in this Agreement.
(f)    The knowledge and/or actions, or failure to act, of any other director, trustee, partner, managing member, fiduciary, officer, agent or employee of the Company (or any of its subsidiaries) shall not be imputed to Indemnitee for purposes of determining any right to indemnification under this Agreement.
ARTICLE 6
REMEDIES OF INDEMNITEE
Section 6.01. Adjudication or Arbitration.
(a)     In the event of any dispute between Indemnitee and the Company hereunder as to entitlement to indemnification or advancement of Expenses (including where (i) a determination is made pursuant to Section 5.02 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 4.01 of this Agreement, (iii) payment of indemnification pursuant to Section 3.01 of this Agreement is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification, (iv) no determination as to entitlement to indemnification is timely made pursuant to Section 5.02 of this Agreement and no payment of indemnification is made within ten (10) days after entitlement is deemed to have been determined pursuant to Section 5.03(b)) or (v) a contribution payment is not made in a timely manner pursuant to Section 8.04 of this Agreement, then Indemnitee shall be entitled to an adjudication by a court of his or her entitlement to such indemnification, contribution or advancement. Alternatively, in such case, Indemnitee, at his or her option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.
(b)    In the event that a determination shall have been made pursuant to Section 5.02(a) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 6.01 shall be conducted in all respects as a de novo trial, or arbitration, on the merits, and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 6.01 the Company shall have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be, and the Company may not refer to or introduce into evidence any determination pursuant to Section 5.02(a) of this Agreement adverse to Indemnitee for any purpose. If Indemnitee commences a judicial proceeding or arbitration pursuant to this Section 6.01, Indemnitee shall not be required to reimburse the Company for any advances pursuant to Section 4.02 until a final determination is made with respect to Indemnitee’s entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed).
(c)    If a determination shall have been made pursuant to Section 5.02(a) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 6.01, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d)    The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 6.01 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.
(e)    The Company shall indemnify Indemnitee to the fullest extent permitted by law against all Expenses and, if requested by Indemnitee, shall (within ten (10) days after the Company’s receipt of such written request) advance such Expenses to Indemnitee, which are reasonably incurred by Indemnitee in connection with any judicial proceeding or arbitration brought by Indemnitee for (i) indemnification or advances of Expenses by the Company (or otherwise for the enforcement, interpretation or defense of his or her rights) under this Agreement or any other agreement, including any other indemnification, contribution or advancement agreement, or any provision of the Bye-Laws now or hereafter in effect or (ii) recovery or advances under any directors’ and officers’ liability insurance policy maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, contribution, advancement or insurance recovery, as the case may be.
ARTICLE 7
DIRECTORS’ AND OFFICERS’ LIABILITY INSURANCE
Section 7.01. D&O Liability Insurance.
(a)    The Company shall obtain and maintain in effect during the entire period for which the Company is obligated to indemnify Indemnitee under this Agreement, one or more policies of insurance with reputable insurance companies to provide the directors and officers of the Company with coverage for losses from wrongful acts and omissions (including prior acts and omissions and including actions relating to the Company’s initial public offering) and to ensure the Company’s performance of its indemnification obligations under this Agreement, except to the extent such coverage is not available on commercially reasonable terms, in which case the Company shall secure the best available commercially reasonable coverage. Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such officer or director under such policy or policies. At the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.
(b)    If, at the time the Company receives notice of a claim hereunder, the Company has D&O Liability Insurance in effect, the Company shall give prompt notice of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies. The failure or refusal of any such insurer to pay any such amount shall not affect or impair the obligations of the Company under this Agreement

Section 7.02. Evidence of Coverage. Upon request by Indemnitee, the Company shall provide copies of all policies of D&O Liability Insurance obtained and maintained in accordance with Section 7.01 of this Agreement. The Company shall provide Indemnitee no less than annually with notice of any material changes in such insurance coverage.
ARTICLE 8
MISCELLANEOUS
Section 8.01. Non-exclusivity of Rights. The rights of indemnification, contribution and advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled to under applicable law, the Bye-Laws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.
Section 8.02. Priority. The Company hereby acknowledges that Indemnitee has or may have in the future certain rights to indemnification, advancement of expenses and/or insurance provided by the Principal Shareholder and/or certain of its affiliates or the general partner, managing member, control person and/or management company of the foregoing (collectively, the “Investor Indemnitors”). The Company hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of the Investor Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee are secondary), (ii) that it shall be required to advance the full amount of expenses incurred by Indemnitee and shall be liable for the full amount of all Expenses and Liabilities to the extent legally permitted and as required by the terms of this Agreement and the bye-laws of the Company (or any other agreement between the Company and Indemnitee), without regard to any rights Indemnitee may have against the Investor Indemnitors, and (iii) that it irrevocably waives, relinquishes and releases the Investor Indemnitors from any and all claims against the Investor Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Investor Indemnitors on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing and the Investor Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company. The Company and Indemnitee agree that the Investor Indemnitors are express third party beneficiaries of the terms of this Section 8.02. For the avoidance of doubt, nothing in this Agreement or this Section 8.02 limits or is intended to limit the obligations of the Company’s directors’ and officers’ liability insurance provider, if any, to the Company pursuant to any policy of directors’ and officers’ liability insurance paid for by the Company.

Section 8.03. Subrogation.
(a)    Except as provided in Section 6.01(e), in the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee (other than against any Principal Shareholder Indemnitors), who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.
(b)    Except as provided in Section 6.01(e), the Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable (or for which advancement is provided) hereunder if and to the extent that Indemnitee has actually received such payment under any insurance policy or other indemnity provision.
(c)    Except as provided in Section 6.01(e), the Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, trustee, partner, managing member, fiduciary, board of directors’ committee member, employee or agent of any subsidiary of the Company shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of Expenses from such subsidiary.
Section 8.04. Contribution.
(a)    Whether or not the indemnification provided in Sections 3.01 and 3.02 hereof is available, in respect of any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), to the fullest extent permitted by applicable law, the Company shall pay, in the first instance, the entire amount of any judgment or settlement of such action, suit or proceeding without requiring Indemnitee to contribute to such payment and the Company hereby waives and relinquishes any right of contribution it may have against Indemnitee. The Company shall not, without the Indemnitee’s prior written consent, enter into any such settlement of any action, suit or proceeding (in whole or in part) unless (i) the Company agrees in writing to pay any amounts payable pursuant to such settlement, compromise or order, (ii) such settlement provides for a full and final release of all claims asserted against Indemnitee and (iii) such settlement does not impose any Expense, judgment, fine, penalty, injunctive relief or limitation on Indemnitee.
(b)    Without diminishing or impairing the obligations of the Company set forth in the preceding subparagraph, if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), to the fullest extent permitted by applicable law, the Company shall contribute to the amount of Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction or events from which such action, suit or proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the transaction or events that resulted in such expenses, judgments, fines or settlement amounts, as well as any other equitable considerations which the law may require to be considered. The relative fault of the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.
(c)    To the fullest extent permitted by applicable law, the Company hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors or employees of the Company, other than Indemnitee, who may be jointly liable with Indemnitee.
(d)    To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding, and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).
Section 8.05. Amendment. This Agreement may not be modified or amended except by a written instrument executed by or on behalf of each of the parties hereto. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit, restrict or reduce any right of Indemnitee under this Agreement in respect of any act or omission, or any event occurring, prior to such amendment, alteration or repeal. To the extent that a change in applicable law, whether by statute or judicial decision, (i) permits greater indemnification, contribution or advancement of Expenses than would be afforded currently under the Bye-Laws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change, or (ii) limits rights with respect to indemnification, contribution or advancement of Expenses, it is the intent of the parties hereto that the rights with respect to indemnification, contribution or advancement of Expenses in effect prior to such change shall remain in full force and effect to the extent permitted by applicable law.

Section 8.06. Waivers. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce such term only by a writing signed by the party against which such waiver is to be asserted. Unless otherwise expressly provided herein, no delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.
Section 8.07. Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement between the parties hereto with respect to the matters covered hereby, and any other prior or contemporaneous oral or written understandings or agreements with respect to the matters covered hereby are superseded by this Agreement, provided that this Agreement is a supplement to and in furtherance of the Bye-Laws and applicable law, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.
Section 8.08. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby. Without limiting the generality of the foregoing, this Agreement is intended to confer upon Indemnitee and Principal Shareholder indemnification rights to the fullest extent permitted by applicable laws.
Section 8.09. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent:
(a)    To Indemnitee at the address set forth below Indemnitee’s signature hereto.

(b)    To the Company at:
Hamilton Insurance Group, Ltd.
Wellesley House North, 1st Floor
90 Pitts Bay Road
Pembroke
Bermuda HM08
Attention: General Counsel
E-mail: Gemma.Carreiro@hamiltongroup.com
Section 8.10. Binding Effect.
(a)     The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director or officer of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director or officer of the Company.
(b)    This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, and executors, administrators, personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or substantially all, or a substantial part of the business or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the manner and to the same extent that the Company would be required to perform if no such succession had taken place.
(c)    The indemnification, contribution and advancement of Expenses provided by, or granted pursuant to this Agreement shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, administrators, legatees and assigns of such a person.
(d)    The Company and Indemnitee agree herein that a monetary remedy for breach of this Agreement, at some later date, may be inadequate, impracticable and difficult of proof, and further agree that such breach may cause Indemnitee irreparable harm. Accordingly, the parties hereto agree that Indemnitee may enforce this Agreement by seeking injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and that by seeking injunctive relief and/or specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which Indemnitee may be entitled. The Company and Indemnitee further agree that Indemnitee shall be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertaking in connection therewith. The Company acknowledges that in the absence of a waiver, a bond or undertaking may be required of Indemnitee by the court, and the Company hereby waives any such requirement of such a bond or undertaking.

Section 8.11. Governing Law. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to its conflict of laws rules.
Section 8.12. Consent To Jurisdiction. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 6.01(a) of this Agreement, the Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the courts of the State of New York (the “New York Courts”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the New York Courts for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in the New York Courts, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in any New York Court has been brought in an improper or inconvenient forum.
Section 8.13. Headings. The Article and Section headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.
Section 8.14. Counterparts. This Agreement may be executed in one (1) or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one (1) and the same Agreement. Only one (1) such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.
Section 8.15. Use of Certain Terms. As used in this Agreement, the words “herein,” “hereof,” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular paragraph, subparagraph, section, subsection, or other subdivision. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.
Section 8.16. Non-Disclosure of Payments. Except as expressly required by the securities laws of the United States of America or other applicable law, neither party shall disclose any payments under this Agreement unless prior approval of the other party is obtained. If any payment information must be disclosed, the Company shall afford the Indemnitee an opportunity to review all such disclosures and, if requested, to explain in such statement any mitigating circumstances regarding the events to be reported.
Section 8.17. Duration of Agreement. All agreements and obligations of the Company contained herein shall continue until and terminate upon the later of (i) ten (10) years after the date that Indemnitee shall have ceased to serve as a director or officer of the Company or a director, officer, trustee, partner, managing member, fiduciary, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which Indemnitee served at the request of the Company, and (ii) one (1) year after the final termination of any Proceeding (including any rights of appeal thereto) in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any Proceeding commenced by Indemnitee pursuant to Article 6 of this Agreement relating thereto (including any rights of appeal of any Proceeding commenced pursuant to Article 6 of this Agreement). Termination of this Agreement shall not adversely affect any right or protection hereunder of any Indemnitee in respect of any Proceeding (regardless of when such Proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to the time of such termination. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), assigns, spouses, heirs, executors and personal and legal representatives.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered to be effective as of the date first noted above.

HAMILTON INSURANCE GROUP, LTD.

Name:
Title:

Address:

INDEMNITEE

Name:

Address:
[Project Nevis – Signature Page to Indemnification Agreement]